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As Filed with The Securities and Exchange Commission on May 4, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

        FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
QUEBECOR WORLD INC.

(Exact name of Registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

612 Saint-Jacques Street
Montreal, Quebec H3C 4M8
Canada
(Address of principal executive offices)

Quebecor World Inc. Executive Stock Option Plan
(Full title of the plan)

Quebecor World Northeast Graphics
291 State Street
North Haven, CT 06473
(203) 532-4215

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:
John A. Willett, Esq.
Arnold & Porter
399 Park Avenue
New York, New York 10022-4690
(212) 715-1000

        Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee
Subordinate Voting Shares	6,000,000	$17.205	$103,230,000	$13,079.24

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Subordinate Voting Shares which become issuable under the Executive Stock Option Plan in the event of certain changes in the number of outstanding Subordinate Voting Shares, by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of Subordinate Voting Shares or other similar corporate restructuring.

(2)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(h) under the Securities Act, on the basis of the average of the high and low sale prices of the Registrant's Subordinate Voting Shares as reported on March    , 2004 on the New York Stock Exchange, which date is within 5 business days prior to the date of the filing of this Registration Statement.

        Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed for the purpose of registering additional securities of the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration No. 333-01662) relating to the Executive Stock Option Plan of Quebecor World Inc. (formerly known as Quebecor Printing Inc.) (the "Registrant" or the "Company"), and the contents of that Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates:

  (a)
  The Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2002;

  (b)
  The description of the Registrant's Subordinate Voting Shares (the "Shares"), contained in the Registrant's Registration Statement on Form F-4 (Registration No. 333-86481);

  (c)
  The Registrant's current reports on Form 6-K since January 1, 2003; and

  (d)
  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents.

Any statement contained in a document incorporated by reference herein is modified or superceded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or so superceded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

        The law firm of Ogilvy Renault has opined as to the legality of the securities being offered by this Registration Statement. At the time of the rendering of this opinion, The Right Honourable Brian Mulroney, a partner of Ogilvy Renault, was also a director of the Registrant.

Item 8. Exhibits.

        The exhibits listed on the Exhibit Index of this Registration Statement are filed herewith.

Item 9. Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Country of Canada, on April 30, 2004.

QUEBECOR WORLD INC.
By:	/s/ PIERRE KARL PÉLADEAU Name: Pierre Karl Péladeau Title: President and Chief Executive Officer
By:	/s/ CLAUDE HÉLIE Name: Claude Hélie Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pierre Karl Péladeau and Claude Hélie as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that such attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ PIERRE KARL PÉLADEAU Pierre Karl Péladeau	Director, President and Chief Executive Officer (Principal Executive Officer)	April 30, 2004
/s/ CLAUDE HÉLIE Claude Hélie	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 30, 2004
/s/ BRIAN MULRONEY Brian Mulroney	Director and Chairman of the Board	April 30, 2004
/s/ CHARLES BAILLIE Charles Baillie	Director	April 30, 2004
/s/ REGINALD K. BRACK Reginald K. Brack	Director	April 30, 2004
/s/ DEREK H. BURNEY Derek H. Burney	Director	April 30, 2004
/s/ CHARLES G. CAVELL Charles G. Cavell	Director	April 30, 2004
/s/ ROBERT COALLIER Robert Coallier	Director	April 30, 2004
/s/ JAMES DOUGHAN James Doughan	Director	April 30, 2004

Signature	Title	Date
/s/ RICHARD C. HOLBROOKE Richard C. Holbrooke	Director	April 30, 2004
/s/ EILEEN A. MERCIER Eileen A. Mercier	Director	April 30, 2004
/s/ JEAN NEVEU Jean Neveu	Director	April 30, 2004
/s/ ROBERT NORMAND Robert Normand	Director	April 30, 2004
/s/ ÉRIK PÉLADEAU Érik Péladeau	Director	April 30, 2004
/s/ ALAIN RHÉAUME Alain Rhéaume	Director	April 30, 2004

        Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of Quebecor World Inc. in the United States, in the City of Montreal, Province of Quebec, Country of Canada, on April 30, 2004.

QUEBECOR WORLD (USA) INC.
By:	/s/ RAYNALD LECAVALIER Name: Raynald Lecavalier Title: Vice President, Corporate General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Articles of Amalgamation of the Registrant, formerly known as Quebecor Printing Inc. (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form F-4 filed on September 3, 1999).
4.2	By-laws of the Registrant, formerly known as Quebecor Printing Inc. (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form F-4 filed on September 3, 1999).
4.3	Quebecor World Inc. Executive Stock Option Plan
5.1	Opinion of Ogilvy Renault
23.1	Consent of Ogilvy Renault (included in Exhibit 5.1)
23.2	Consent of KPMG LLP, Chartered Accountants
24.1	Powers of Attorney (included in signature pages to this Registration Statement)

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS